                                                                    EXHIBIT 23.5


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reserve report dated February 4, 1997, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as in the Notes to the Consolidated
Financial Statements of the Company in such annual report.    We also consent to
the reference to us under the heading "Reserve Engineers" in such Registration Statement.



                               RYDER SCOTT COMPANY PETROLEUM ENGINEERS



                               /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                               -------------------------------------------


Houston, Texas
December 18, 1997